UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 29, 2010
(Date of earliest event reported)

Glu Mobile Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33368	91-2143667
(Commission File Number)	(IRS Employer Identification No.)

2207 Bridgepointe Parkway, Suite 300
San Mateo, California	94404
(Address of Principal Executive Offices)	(Zip Code)

(650) 532-2400
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 3, 2010, Glu Mobile Inc. (the “Company”) issued a press release announcing its financial results for the second quarter ended June 30, 2010.  A copy of the press release is attached as Exhibit 99.01 to this Current Report on Form 8-K.

The information in this Item 2.02, including Exhibit 99.01 to this Current Report, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the accompanying Exhibit 99.01 shall not be incorporated by reference into any registration statement or other document filed by the Company with the Securities and Exchange Commission, whether made before or after the date of this Current Report, regardless of any general incorporation language in such filing (or any reference to this Current Report generally), except as shall be expressly set forth by specific reference in such filing.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2010, the Compensation Committee (the “Committee”) of the Company’s Board of Directors approved a revised version of the Glu Mobile Inc. 2010 Executive Bonus Plan (the “Bonus Plan”), in which each of the Company’s executive officers is eligible to participate. The Bonus Plan supersedes in its entirety the Glu Mobile Inc. 2010 Executive Bonus Plan that the Committee adopted on December 16, 2009 and revised on April 8, 2010. The material terms of the Bonus Plan are as follows:

  Target bonus levels are a fixed percentage of the executive officer’s annual base salary at the time the bonus is awarded.
  Bonuses are earned and paid on an annual basis, and the executive officer must be employed on the last day of the year to be eligible for a bonus.
  The total bonus is composed of three parts:

1.            40% of the bonus is awarded based on the Company achieving the Building Customer Base goal;

2.            40% of the bonus is awarded based on the Company achieving the Smartphone Business goal; and

3.            20% of the bonus is awarded based on the Company achieving the Net Cash goal.

  There are additive compensation components of up to 50% additional payout based on over-achievement in the three categories described above.

The Committee also established the target bonuses under the Bonus Plan for the Company’s executive officers as follows:

Executive Officer	2009 Target Percentage	2010 Target Percentage	2010 Salary	2010 Target Bonus
Niccolo M. de Masi	n/a	85%*	$350,000	$297,500
Eric R. Ludwig	50%	60%	$275,000	$165,000
Kevin S. Chou	40%	40%	$240,000	$96,000
Kal Iyer	20%	40%	$240,000	$96,000

*  Mr. de Masi’s target bonus percentage is set forth in his Employment Agreement that he entered into with the Company on December 28, 2009.

The foregoing description of the Bonus Plan is qualified in its entirety by reference to the actual terms of the Bonus Plan. The Bonus Plan is filed as Exhibit 99.02 to this report and is incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.01     Press Release issued by Glu Mobile Inc., dated August 3, 2010.
99.02     Glu Mobile Inc. 2010 Executive Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

Date:	August 3, 2010	By:	/s/ Eric R. Ludwig
		Name:	Eric R. Ludwig
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.01	Press Release issued by Glu Mobile Inc., dated August 3, 2010.
99.02	Glu Mobile Inc. 2010 Executive Bonus Plan.